Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Brian O’Donnell
(484) 216-7158	(484) 216-6645	(484) 216-6726
+353-1-669-6645

Endo Health Solutions Inc. Announces Extension of Consent Date and

Expiration Date in Exchange Offers and Consent Solicitations for its

7% Senior Notes due 2019, 7.00% Senior Notes due 2020 and 7 1⁄4% Senior Notes due 2022

DUBLIN, April 11, 2014 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) (“Endo” or the “Company”) announced today that its wholly-owned subsidiary, Endo Health Solutions Inc. (“EHSI”), has further extended the consent date and expiration date in its previously announced offers to exchange any and all of the outstanding unsecured 7% Senior Notes due 2019, 7.00% Senior Notes due 2020 and 7 1⁄4% Senior Notes due 2022 issued by EHSI (collectively, the “Existing EHSI Notes”), for new unsecured 7.00% Senior Notes due 2019, 7.00% Senior Notes due 2020 and 7.25% Senior Notes due 2022 (collectively, the “New Endo Finance Notes”), respectively, to be issued by Endo Finance LLC and Endo Finco Inc. (together, the “Endo Finance Issuers”) and guaranteed by Endo Limited and certain of its direct and indirect subsidiaries (collectively, the “Guarantors”), and the related solicitation of consents to amend the Existing EHSI Notes and the indentures governing the Existing EHSI Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to them in EHSI’s Offer to Exchange dated March 27, 2014.

The exchange offers will now expire at 11:59 p.m., New York City time, on April 28, 2014, unless further extended or terminated. The consent solicitations will now expire at 5:00 p.m., New York City time, on April 14, 2014 (such time and date, as it may be further extended, the “Consent Date”). To be eligible to receive the Total Consideration and the Consent Payment, holders must tender their Existing EHSI Notes and deliver their consents prior to the Consent Date. Rights to withdraw tendered Existing EHSI Notes and revoke the related consents terminated at 5:00 p.m., New York City time, on April 10, 2014. The terms and conditions of the exchange offers and the consent solicitations appear in the offering documents, which have been distributed to the holders of Existing EHSI Notes who have completed and returned a letter of eligibility confirming that they are “Eligible Holders” for the purposes of the exchange offers and the consent solicitations. EHSI expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion.

The New Endo Finance Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The New Endo Finance Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to purchase or exchange any securities or a solicitation of any offer to sell any securities. The exchange offers are being made only pursuant to a confidential offering document and related consent and letter of transmittal and only to persons certifying that they are (i) in the United States and “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also institutional “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act), or (ii) not “U.S. persons” and are outside of the United States (and are not acting for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

The offering documents have been and will only be distributed to Eligible Holders. D.F. King & Co., Inc. is the information agent for the exchange offers, (800) 967-5079 (U.S. toll-free) or (212) 269-5550 (collect).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Endo’s and EHSI’s Form 10-K, Form 10-Q and Form 8-K filings, as applicable, with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in EHSI’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Endo International plc and Endo Health Solutions Inc. business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in EHSI’s Annual Report or Form 10-K for the most recently ended fiscal year.

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